Exhibit 99.1
NEWS BULLETIN FROM
FOR FURTHER INFORMATION

Investors:	Media:
James Trouba	Dorothy Chisholm
Tel: (248) 848-8896	Tel: (248) 848-2283
jtrouba@covansys.com	dchisholm@covansys.com
COVANSYS ANNOUNCES EXPIRATION OF HART-SCOTT-RODINO
WAITING PERIOD IN CONNECTION WITH CSC TRANSACTION
Special Meeting of Shareholders Scheduled for June 27, 2007
FARMINGTON HILLS, MI, June 14, 2007 — Covansys Corporation (NASDAQ: CVNS), today announced the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed acquisition of Covansys by Computer Sciences Corporation (NYSE: CSC) (“CSC”). The expiration of the Hart-Scott-Rodino waiting period satisfies one of the conditions to the closing of the transaction.
As previously announced on April 25, 2007, Covansys and CSC have entered into an agreement under which CSC will acquire Covansys for $34.00 per share in cash, or approximately $1.3 billion.
The special meeting of shareholders to vote on the transaction will be held at 9:00 a.m., local time, on Wednesday June 27, 2007 at the offices of Butzel Long, 150 West Jefferson, Suite 100, Detroit, Michigan. The Covansys Board of Directors, on the recommendation of a Special Committee composed entirely of independent directors, recommends that Covansys shareholders vote to approve the transaction.
Completion of the transaction, expected in early July, still requires satisfaction of certain conditions, including Covansys shareholder approval and regulatory approvals in certain overseas jurisdictions.

About Covansys
Headquartered in Michigan, Covansys Corporation (NASDAQ: CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Covansys is known for strategic outsourcing and technology solutions in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Covansys was one of the first US-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings.
Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” under the federal securities laws. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “will,” “anticipate,’’ “believe,’’ “estimate,’’ “expect’’ or “intend” and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impacts associated with a failure to complete the merger with Computer Sciences Corporation (including, without limitation, the loss of key employees and clients, the possibility of us having to pay a substantial breakup fee under certain circumstances, transaction costs, and a possible substantial decrease in the price of our common stock), internal control weaknesses, costs, variability of operating results, failure to recruit, train and retain skilled IT professionals, impact of changes in estimates on fixed-price projects, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the company to negotiate contract renewals at comparable terms, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy. You should not place undue reliance on any forward-looking statements contained herein. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.
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